Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Long Term Incentive Plan of Health Insurance Innovations, Inc. of our report dated March 25, 2014, with respect to the consolidated financial statements of Health Insurance Innovations, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Certified Public Accountants

Tampa, Florida

November 9, 2015